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                                                                    EXHIBIT (11)




                             WALL STREET DELI, INC.
                                AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                             For the Year Ended
                                                            -------------------------------------------------
                                                            July 1, 1995       July 2, 1994      July 3, 1993
                                                            ------------       ------------      ------------
 Shares:
    Weighted average number of common
        shares outstanding (1)                                 3,388,559          3,333,132         2,594,112
    Effect of shares issuable under stock option
       and stock purchase plans as determined by
       the treasury stock method                                  34,142             48,760            74,863
                                                           -------------      -------------     -------------

    Weighted average number of common
       shares outstanding as adjusted (1)                      3,422,701          3,381,892         2,668,975
                                                           =============      =============     =============
 Per common share computations:
    Net income (loss)                                      $   (921,011)      $   1,956,807     $   1,408,472
                                                           =============      =============     =============

    Per common share (1)                                   $       (.27)      $         .58     $         .53
                                                           =============      =============     =============



____________
(1) Weighted average number of shares and per common share data has been restated to reflect three-for-two stock splits effected in the form of 50% stock dividends to shareholders of record on February 12, 1993.





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